Exhibit 99.3
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
On July 26, 2018, EWT Holdings III Corp. (“EWT III”), our wholly-owned subsidiary completed its acquisition of ProAct Services Corporation (“ProAct”) and its subsidiaries, pursuant to the terms of the Stock Purchase Agreement (the “Purchase Agreement”), dated as of June 19, 2018, by and among EWT III, ProAct, the equity holders of ProAct, and Hammond, Kennedy, Whitney & Company, Inc. (solely in its capacity as the Sellers’ Representative (as defined in the Purchase Agreement) under the Purchase Agreement). In accordance with the Purchase Agreement, EWT III purchased all of the issued and outstanding equity securities of ProAct and its subsidiaries for approximately $134 million paid in cash at closing. We financed the transaction using an incremental $150 million term loan borrowed under our First Lien Credit Agreement, dated January 15, 2014, as amended (the “Incremental First Lien Term Loan”).
The Transaction constituted a significant business acquisition in accordance with Rule 3-05 of Regulation S-X. As a result, we prepared the accompanying unaudited pro forma combined financial statements in accordance with Item 9.01(b) of Form 8-K and Article 11 of Regulation S-X.
The unaudited pro forma combined Balance Sheets and Statements of Operations were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 (“ASC 805”), Business Combinations. Accordingly, consideration paid to complete the acquisition has been allocated to identifiable assets and liabilities of ProAct based on estimated fair values as of the closing date of the acquisition. We made a preliminary allocation of the consideration transferred to the assets acquired and liabilities assumed based on the information available and our preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The finalization of the purchase accounting assessment may result in changes to the valuation of assets acquired and liabilities assumed, which could be material. Accordingly, the pro forma adjustments related to the allocation of consideration transferred are preliminary and have been presented solely for the purpose of providing unaudited pro forma combined financial statements as required on Form 8-K. We expect to finalize the accounting for the business combination as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from July 26, 2018.
The following unaudited pro forma combined financial statements and related notes present our historical condensed consolidated balance sheets and condensed consolidated statements of operations adjusted to reflect the acquisition of all outstanding shares of ProAct, the incremental borrowings under the Incremental First Lien Term Loan, and the impact from the Initial Public Offering (“IPO”) and Secondary Offering which occurred during the nine months ended June 30, 2018. The historical consolidated financial statements have been adjusted in the unaudited pro forma combined financial statements to give effect to pro forma events that are: (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results following the business combination. The unaudited pro forma combined statements of operations for the fiscal year ended September 30, 2017 and nine months ended June 30, 2018 give effect to the acquisition as if it had occurred on October 1, 2016, the first day of our last fiscal year. In addition, these unaudited pro forma combined financial statements should not be considered to be indicative of our future consolidated financial performance and income statement results.
The unaudited pro forma combined financial statements have been developed from, and should be read in conjunction with, our historical audited consolidated financial statements and accompanying notes contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, and Quarterly Report on Form 10-Q as of and for the nine months ended June 30, 2018.

Evoqua Water Technologies Corp.
Proforma Combined Balance Sheet
As of June 30, 2018
(Unaudited)

(In thousands)	Evoqua	ProAct	Reclassifications (Note 3)	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets	$536,835	$15,367	$—	$11,917		$564,119
Cash and cash equivalents	57,307	14	—	11,917	4b	69,238
Receivables, net	228,330	12,548	—	—		240,878
Inventories, net	140,467	2,090	—	—		142,557
Cost and earnings in excess of billings on uncompleted contracts	84,900	—	—	—		84,900
Prepaid and other current assets	24,888	715	—	—		25,603
Income tax receivable	943	—	—	—		943
Property, plant, and equipment, net	289,178	22,782	—	4,112	4a	316,072
Goodwill	324,272	14,246	—	66,393	2	404,911
Intangible assets, net	319,276	—	3,389	24,075	2	346,740
Amortizing intangible assets, net	—	2,560	(2,560)	—		—
Indefinite lived intangible asset	—	829	(829)	—		—
Deferred income taxes	7,049	—	—	8,198	4e	15,247
Other non‑current assets	22,611	—	—	—		22,611
Total assets	$1,499,221	$55,784	$—	$114,695		$1,669,700
See accompanying notes to the unaudited pro forma combined financial statements.

Evoqua Water Technologies Corp.
Proforma Combined Balance Sheet (continued)
As of June 30, 2018
(Unaudited)

(In thousands)	Evoqua	ProAct	Reclassifications (Note 3)	Pro Forma Adjustments	Notes	Pro Forma Combined
LIABILITIES AND EQUITY
Current liabilities	$278,602	$8,292	$—	$4,275		$291,169
Accounts payable	140,434	3,552	—	—		143,986
Accrued payroll and related taxes	—	921	(921)	—		—
Current portion of debt	9,708	—	1,428	83	4b	11,219
Billings in excess of costs incurred	21,259	—	—	—		21,259
Product warranties	7,760	—	—	—		7,760
Accrued expenses and other liabilities	90,395	1,867	1,445	4,192	4e	97,899
Current portion of notes and capital lease obligations payable, net	—	1,952	(1,952)	—		—
Income tax payable	9,046	—	—	—		9,046
Non‑current liabilities	857,403	27,354	—	131,715		1,016,472
Long‑term debt	780,430	—	23,985	124,120	4b	928,535
Line of credit borrowings	—	13,389	(13,389)	—		—
Subordinated related party debt	—	1,750	(1,750)	—		—
Contingent note payable to seller	—	1,954	(1,954)	—		—
Notes and capital lease obligations payable, less current portion	—	7,864	(7,864)	—		—
Product warranties	3,545	—	—	—		3,545
Other non‑current liabilities	64,837	—	972	—		65,809
Deferred income taxes	8,591	2,397	—	7,595	4e	18,583
Total liabilities	1,136,005	35,646	—	135,990		1,307,641
Shareholders’ equity
Common stock, par value $0.01: authorized 1,000,000 shares; issued 114,771 shares, outstanding 113,811 shares at June 30, 2018	1,143	—	—	—	4f	1,143
Common stock, no par value: authorized 30,000,000 shares; 18,452,789 shares issued and outstanding	—	18,453	—	(18,453)	4f	—
Treasury stock: 960 shares at June 30, 2018	(2,837)	—	—	—		(2,837)
Additional paid‑in capital	529,992	—	—	—		529,992
Retained deficit	(160,421)	—	1,685	(2,842)	4b, 4e, 4f	(161,578)
Retained earnings	—	1,685	(1,685)	—		—
Accumulated other comprehensive loss, net of tax	(8,800)	—	—	—		(8,800)
Total Evoqua Water Technologies Corp. equity	359,077	20,138	—	(21,295)		357,920
Non‑controlling interest	4,139	—	—	—		4,139
Total shareholders’ equity	363,216	20,138	—	(21,295)		362,059
Total liabilities and shareholders’ equity	$1,499,221	$55,784	$—	$114,695		$1,669,700
See accompanying notes to the unaudited pro forma combined financial statements.

Evoqua Water Technologies Corp.
Pro Forma Combined Statements of Operations
Fiscal Year Ended September 30, 2017
(unaudited)

(In thousands, except per share data)	Historical Evoqua for the Fiscal Year Ended September 30, 2017	Historical ProAct for the Fiscal Year Ended December 31, 2017	Reclassifications (Note 3)	ProAct Acquisition and Debt Modification Pro Forma Adjustments	Notes	Initial Public Offerings and use of Proceeds Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue from product sales	$674,997	$—	$—	$—		$—		$674,997
Revenue from services	572,427	—	46,743	—		—		619,170
Revenue from product sales and services	1,247,424	—	—	—		—		1,247,424
Net sales	—	46,743	(46,743)	—		—		—
Cost of product sales	(445,890)	—	—	—		—		(445,890)
Cost of services	(401,783)	—	(26,317)	(50)	4a	—		(428,150)
Cost of product sales and services	(847,673)	—	—	—		—		(847,673)
Cost of goods sold	—	(23,439)	23,439	—		—		—
Gross Profit	399,751	23,304	(2,878)	(50)		—		420,127
General and administrative expense	(169,617)	(18,593)	5,766	(3,462)	4a, c	4,057	4c	(181,849)
Sales and marketing expense	(142,441)	—	(3,698)	—		—		(146,139)
Research and development expense	(19,990)	—	—	—		—		(19,990)
Total operating expenses	(332,048)	(18,593)	2,068	(3,462)		4,057		(347,978)
Amortization expense	—	(392)	392	—		—		—
Management and board fees	—	(418)	418	—		—		—
Other operating income	2,361	582	—	—		—		2,943
Other operating expense	(860)	—	—	—		—		(860)
Interest expense	(55,377)	(1,386)	—	(7,098)	4d	3,786	4g	(60,075)
Income before income taxes	13,827	3,097	—	(10,610)		7,843		14,157
Income tax (expense) benefit	(7,417)	—	—	2,629	4e	(2,745)	4e	(7,533)
Net income	6,410	3,097	—	(7,981)		5,098		6,624
Net income attributable to non-controlling interest	4,247	—	—	—		—		4,247
Net income attributable to Evoqua Water Technologies Corp.	$2,163	$3,097	$—	$(7,981)		$5,098		$2,377
Basic earnings per common share	$0.02							$0.02
Diluted earnings per common share	$0.02							$0.02
Weighted-average shares used in computation of earnings per share
Basic	104,964							104,964
Diluted	109,688							109,688
See accompanying notes to the unaudited pro forma combined financial statements.

Evoqua Water Technologies Corp.
Pro Forma Condensed Combined Statements of Operations
Nine Months Ended June 30, 2018
(unaudited)

(In thousands, except per share data)	Historical Evoqua for the Nine Months Ended June 30, 2018	Historical ProAct for the Three Months Ended December 31, 2017 (1)	Historical ProAct for the Six Months Ended June 30, 2018	Reclassifications (Note 3)	Pro Forma Adjustments	Notes	IPO and Secondary Offering Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue from product sales and services	$973,215	$—	$—	$43,067	$—		$—		$1,016,282
Net sales	—	17,005	26,062	(43,067)	—		—		—
Cost of product sales and services	(674,832)	—	—	(23,687)	345	4a	—		(698,174)
Cost of goods sold	—	(7,094)	(14,052)	21,146	—		—		—
Gross Profit	298,383	9,911	12,010	(2,541)	345		—		318,108
General and administrative expense	(140,767)	(5,991)	(11,444)	4,443	(1,512)	4a, c	9,927	4c	(145,344)
Sales and marketing expense	(102,459)	—	—	(2,512)	—		—		(104,971)
Research and development expense	(12,356)	—	—	—	—		—		(12,356)
Total operating expenses	(255,582)	(5,991)	(11,444)	1,931	(1,512)		9,927		(262,671)
Amortization expense	—	(98)	(197)	295	—		—		—
Management and board fees	—	(105)	(210)	315	—		—		—
Other operating (expense) income	7,674	—	5	—	—		—		7,679
Interest expense	(40,423)	(436)	(831)	—	(5,096)	4d	571	4g	(46,215)
Income before income taxes	10,052	3,281	(667)	—	(6,263)		10,498		16,901
Income tax benefit (expense)	960	—	—	—	894	4e	(2,572)	4e	(718)
Net income	11,012	3,281	(667)	—	(5,369)		7,926		16,183
Net income attributable to non-controlling interest	1,427	—	—	—	—		—		1,427
Net income attributable to Evoqua Water Technologies Corp.	$9,585	$3,281	$(667)	$—	$(5,369)		$7,926		$14,756
Basic earnings per common share	$0.08								$0.13
Diluted earnings per common share	$0.08								$0.12
Weighted-average shares used in computation of earnings per share
Basic	113,842								113,842
Diluted	119,936								119,936
_____________

(1)
In order to derive a full nine months ended as of June 30, 2018, the last three months of ProAct’s fiscal year ended December 31, 2017 are added to ProAct’s six months ended as of June 30, 2018. The last three months of ProAct’s year ended December 31, 2017 are included in both the annual and interim results of operations included above.

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Evoqua Water Technologies
Notes to the Pro Forma Combined Financial Statements
(Unaudited, in thousands)
Note 1 - Basis of Presentation
The unaudited pro forma combined financial statements were derived from the historical audited consolidated financial statements and unaudited condensed consolidated financial statements of Evoqua and ProAct. The unaudited pro forma combined financial statements give effect to the pro forma adjustments necessary to reflect the ProAct acquisition as if the transaction had occurred on October 1, 2016, in the unaudited pro forma combined statements of operations for the fiscal year ended September 30, 2017 and nine months ended June 30, 2018 and in the unaudited pro forma combined balance sheet at June 30, 2018. These Pro Forma statements also present the impact from the Initial Public Offering (“IPO”) and Secondary Offering which occurred during the Nine Months Ended June 30, 2018.
The historical financial information included for ProAct conforms to our September 30 fiscal year end through the incorporation of ProAct’s interim financial data with its full-year statement of operations for the 12 months ended December 31, 2017.
The historical financial information has been adjusted in the unaudited pro forma combined financial statements to give effect to pro forma events that are (i) directly attributable to the transactions (as described above), (ii) factually supportable and (iii) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma combined statements of operations are based on a preliminary purchase price allocation, and do not purport to represent what the combined company’s results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. In addition, the unaudited pro forma combined statements of operations do not reflect any future planned cost savings initiatives following the completion of the business combination.
Note 2 - Preliminary Purchase Price Allocation
We completed the acquisition of ProAct for cash consideration of approximately $133,772, including approximately $1,772 for excess working capital. We financed the acquisition using an incremental $150,000 term loan borrowed under its First Lien Credit Agreement, dated January 15, 2014, as amended (the “Incremental First Lien Term Loan”).
The acquisition of ProAct has been accounted for as a business combination, using the acquisition method of accounting, which results in acquired assets and assumed liabilities being measured at their estimated fair values as of July 26, 2018, the acquisition date. As of the acquisition date, goodwill is measured as the excess of consideration transferred, which is also generally measured at fair value of the net acquisition date fair values of the assets acquired and liabilities assumed.

The following table summarizes the preliminary allocation of the purchase price as of the acquisition date of July 26, 2018 (in thousands).

Current Assets	$14,069
Property, plant and equipment	26,984
Goodwill (1)	80,752
Intangible assets (2)	27,464
Deferred income taxes	3,635
Total asset acquired	152,904
Deferred income taxes	5,802
Other liabilities	13,330
Total liabilities assumed	19,132
Net assets acquired	$133,772
______________

(1)	Goodwill per ProAct’s June 30, 2018 Balance Sheet and above will vary due to 1) ProAct activity between June 30 and July 26, 2018 and 2) removal of ProAct’s historical balance of $14,246.

(2)
Acquired intangible assets have estimated useful lives between one and seven years, with a weighted average amortization period of approximately six years, primarily driven by customer relationships. Intangibles per ProAct’s June 30, 2018 Balance Sheet and above will vary due to 1) ProAct amortization expense between June 30 and July 26, 2018 and 2) removal of ProAct’s historical June 30, 2018 balance of $3,388.

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma combined financial statements herein. We may make changes to the above purchase price allocation throughout the measurement period (one year from the acquisition date). The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment, (2) changes to goodwill, and (3) other changes to assets and liabilities, including deferred tax assets and liabilities.
We expect to finalize the accounting for the business combination as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from July 26, 2018.
Note 3 - Reclassifications
We have made certain reclassifications to ProAct’s historical condensed combined balance sheet and consolidated statements of operations for the purpose of preparing the unaudited pro forma combined financial statements in order to conform to our historical presentation as detailed below:

Pro Forma Combined Balance Sheet As of June 30, 2018
Amount	Reclassification description
2,560	From Amortizing intangible assets, net to Intangible assets, net
829	From Indefinite lived intangible asset to Intangible assets, net
921	From Accrued payroll and related taxes to Accrued expenses and other liabilities
1,428	From Current portion of notes and capital lease obligations payable, net to Current portion of debt
524	From Current portion of notes and capital lease obligations payable, net to Accrued expenses and other liabilities
13,389	From Line of credit borrowings to Long‑term debt
1,750	From Subordinated related party debt to Long‑term debt
1,954	From Contingent note payable to seller to Long‑term debt
7,864	From Notes and capital lease obligations payable, less current portion to Long‑term debt
972	From Notes and capital lease obligations payable, less current portion to Other non‑current liabilities
1,685	From Retained earnings to Retained deficit

Pro Forma Combined Statements of Operations for the Fiscal Year Ended September 30, 2017
Amount	Reclassification description
$46,743	From Net sales to Revenue from services
23,439	From Cost of goods sold to Cost of services
2,878	From General and administrative expense to Cost of services
3,698	From General and administrative expense to Sales and marketing expense
392	From Amortization expense to General and administrative expense
418	From Management fees to General and administrative expense

Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended June 30, 2018
Amount	Reclassification description
$43,067	From Net sales to Revenue from product and services
21,146	From Cost of goods sold to Cost of product and services
2,541	From General and administrative expense to Cost of product and services
2,512	From General and administrative expense to Sales and marketing expense
295	From Amortization expense to General and administrative expense
315	From Management fees to General and administrative expense

Note 4 - Adjustments to the Unaudited Pro Forma Combined Financial Statements
The following adjustments are represented in the unaudited pro forma combined financial statements:
(a) Represents the Incremental Intangible asset and Property, plant and equipment values in addition to the elimination of historical ProAct intangible asset amortization and property, plant and equipment depreciation expense for the periods of October 1, 2016 to September 30, 2017 and October 1, 2016 to June 30, 2018 and the recognition of pro forma intangible asset amortization and property, plant and equipment depreciation expense for the same periods.

	Preliminary Fair Value	Estimated Useful Life (years)	Annual Amortization Expense
Trade Name	$3,113	5.42	$574
Non-Compete	965	4.42	218
Customer Relationships	23,405	6.42	3,646
Favorable Lease	(19)	1.00	(19)
Total	$27,464		$4,419

Calculated amortization October 1, 2016 to September 30, 2017			4,419
Less: Historical amortization for period October 1, 2016 to September 30, 2017			392
Net adjustment to general and administrative expenses			$4,027

Calculated amortization October 1, 2017 to June 30, 2018			3,314
Less: Historical amortization for period October 1, 2017 to June 30, 2018			295
Net adjustment to general and administrative expenses			$3,019

Step up of Property, plant and equipment
Original Net Book Value	$22,872
Fair Market Value	26,984
Step up	$4,112

Annualized depreciation expense	$4,402
Amount related to Cost of services (1)	2,928
Amount related to General and administrative	1,474

Cost of services
Calculated depreciation October 1, 2016 to September 30, 2017	$2,928
Less: Historical depreciation in Cost of services expenses for period October 1, 2016 to September 30, 2017	(2,878)
Net adjustment to Cost of services expenses	$50

Calculated depreciation October 1, 2017 to June 30, 2018	$2,196
Less: Historical depreciation in Cost of services expenses for period October 1, 2017 to June 30, 2018	(2,541)
Net adjustment to Cost of services expenses	$(345)

General and administrative
Calculated depreciation October 1, 2016 to September 30, 2017	$1,474
Less: Historical depreciation in General and administrative expenses for period October 1, 2016 to September 30, 2017	(1,449)
Net adjustment to general and administrative expenses	$25

Calculated depreciation October 1, 2017 to June 30, 2018	$1,106
Less: Historical depreciation in General and administrative expenses for period October 1, 2017 to June 30, 2018	(1,280)
Net adjustment to general and administrative expenses	$(174)

___________

(1)	Consistent with our policy, those assets related to service contracts will be depreciated within cost of services.
(b) On July 26, 2018, EWT Holdings III Corp. (“EWT III”), our indirect wholly-owned subsidiary, entered into Amendment No. 6 (the “Amendment”), among EWT III, as the borrower, EWT Holdings II Corp. (“EWT II”), as parent guarantor, the subsidiary guarantors party thereto, the financial institutions party thereto, and Credit Suisse AG, as administrative agent and collateral agent, relating to the First Lien Credit Agreement, dated January 15, 2014 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time prior to the effectiveness of the Amendment, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by the Amendment, the “Credit Agreement”), among EWT III, as the borrower, EWT II, as parent guarantor, the financial institutions from time to time party thereto, as lenders, and Credit Suisse AG, as administrative agent and collateral agent.
Pursuant to the Amendment, among other things, EWT III borrowed an additional $150,000 in incremental term loans, and all of the revolving credit lenders whose revolving credit loans were scheduled to mature on January 15, 2019 agreed to convert 100% of these commitments into revolving credit loans which will be scheduled to mature on December 20, 2022.
Net proceeds from the incremental term loans were used to finance the ProAct Acquisition and to pay related fees and expenses, with remaining net proceeds used for general corporate purposes.
The other terms of the Credit Agreement, including rates, are generally the same as the terms of the Existing Credit Agreement, however the principal payments increase from $1,991 per quarter to $2,369, resulting in an increase to Current portion of debt by $1,512. The Amendment contains various representations and warranties, including no default or event of default under the Loan Documents (as defined in the Credit Agreement) and bring-downs of the representations and warranties made by the Loan Parties (as defined in the Credit Agreement) in the Loan Documents.

As of September 30, 2017
Incremental borrowings under the Incremental First Lien Term Loan	$150,000
Write off of deferred debt issuance costs due to partial extinguishment	2,581
New fees incurred and capitalized	(2,965)
Net adjustment to debt	$149,616
Increase to Current portion of long term debt	1,512
Net adjustment to long term debt	148,104

Third party fees and costs paid and expensed as incurred	$(1,346)
Write off of deferred debt issuance costs due to partial extinguishment	(2,581)
Net adjustment to retained deficit	(3,927)

Cash on balance sheet to be used for other general corporate purposes	$11,917
Net adjustment to cash and cash equivalents	$11,917
(c) Reflects the elimination of direct, incremental transaction costs incurred by us and ProAct related to the ProAct acquisition that are reflected in the historical statement of operations. The impact of these direct, incremental transaction costs already incurred have been eliminated in the unaudited pro forma combined statement of operations because these are nonrecurring in nature. These charges include financial advisory fees, legal, accounting and other professional fees incurred by us and ProAct that are directly related to the ProAct acquisition. The adjustment to ProAct’s General and administrative expenses was $173 for the period of October 1, 2016 to September 30, 2017 and $169 for the period of October 1, 2017 to June 30, 2018. Our total transaction costs were $849 and were included within General and administrative expenses during the Nine Months Ended June 30, 2018.
Included in ProAct’s consolidated results are fees incurred by ProAct under a management services agreement with the majority investor in ProAct’s former parent’s entity. This agreement was terminated upon the consummation of the ProAct acquisition. This adjustment eliminates the fees recognized in ProAct’s historical financial data. The adjustment to ProAct’s General and administrative expenses was $418 for the period of October 1, 2016 to September 30, 2017 and $315 for the period of October 1, 2017 to June 30, 2018. Included in our consolidated results are fees incurred by us under the management agreement with AEA. This agreement terminated pursuant to its terms upon the IPO. The adjustment eliminates the amount of fees recognized in our historical consolidated financial statements. The adjustment to general and administrative expenses was $4,057 for the fiscal year ended September 30, 2017 and $333 for the Nine Months Ended June 30, 2018.

Also included in our consolidated results during the Nine Months Ended June 30, 2018 are $2,938 of costs related to the IPO and $6,656 of costs related to the Secondary Offering on March 19, 2018, pursuant to which 17,500 shares of common stock were sold by certain selling stockholders. On March 21, 2018, the selling stockholders sold an additional 2,625 shares of common stock as a result of the exercise in full by the underwriters of an option to purchase additional shares. We did not receive any proceeds from the sale of shares by the selling stockholders.
(d) As part of the incremental debt in (b) above, ProAct’s historical indebtedness was repaid in full. These adjustments represent the net incremental interest expense.

	For the period from 10/1/16 - 9/30/2017	For the period from 10/1/17 - 6/30/18
Elimination of historical ProAct interest expense on debt repaid upon the Acquisition	$(1,235)	$(1,197)
Elimination of historical ProAct deferred financing fees	(151)	(70)
Interest expense related to the Incremental Loan	7,620	5,715
Amortization of deferred financing costs related to the Incremental Loans	864	648
Net adjustment to interest expense	$7,098	$5,096
(e) Certain transaction costs are not reflected in the proforma income statements. These costs increase the net operating loss (“NOL”) of ProAct requiring an adjustment to the ProAct deferred tax assets of $3,635. An adjustment to the deferred tax assets and liabilities, with an offset to goodwill is reflected to account for the difference between U.S. GAAP basis and historic tax basis and NOLs related to ProAct of $2,167. The increase in the overall net deferred tax liabilities from ProAct available to realize deferred tax assets of Evoqua reduces the amount of valuation allowance we previously recorded, therefore an adjustment was made to deferred tax assets and retained earnings of $4,564. We are required to compensate the Sellers for the utilization of ProAct NOLs and certain other ProAct transaction expenses that may be deducted by us. Therefore, the adjusted NOL of ProAct as well as certain other transaction expenses are reflected as Accrued expenses and other liabilities, with an offset to Goodwill in the amount of $4,192.
Additionally, adjustments were made to represent the income tax effect for the unaudited pro forma adjustments related to the acquisition of ProAct, the Incremental First Lien Term Loan borrowings and the impact from the IPO and Secondary Offering which occurred during the Nine Months Ended June 30, 2018. Because the adjustments contained in this unaudited pro forma combined financial information are based on estimates, the effective tax rate will vary from the effective tax rate in the periods subsequent to the ProAct acquisition. The pro forma adjustments herein were tax effected at the U.S. federal statutory rate of 35% for the period of October 1, 2016 to September 30, 2017 resulting in an expense of $116 and the U.S. federal statutory blended rate of 24.5% for the period of October 1, 2017 to June 30, 2018, resulting in an expense of $1,678. These items were reflected in Deferred income taxes and Retained earnings on the pro forma combined balance sheet as of June 30, 2018.

(f) Represents the elimination of ProAct’s historical equity accounts.
(g) Part of the proceeds from the IPO were used to pay $100,000 of our Incremental First Lien Term Loan in November, 2017. We subsequently refinanced the Incremental First Lien Term Loan in December of 2017, which resulted in extending the due date of this debt to December 20, 2024. These two transactions resulted in interest savings of $3,786 and $571 for the for the fiscal year ended September 30, 2017 and the Nine Months Ended June 30, 2018, respectively.